Exhibit 32.1

CERTIFICATIONS OF CEO  AND COO

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Precision Auto Care, Inc. (the “Registrant”), on Form 10-QSB for the three months ended September 30, 2004, as filed with the Securities and Exchange Commission (the “Report”), Louis M. Brown, Jr., Chief Executive Officer of the Registrant and Robert R. Falconi, Chief Operating Officer of the Registrant, respectively, do each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:

1.               The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and result of the operations of the Registrant.

Signature	Title	Date

/s/ Louis M. Brown, Jr.	Chief Executive Officer and	November 10, 2004
Chairman of the Board
Louis M. Brown, Jr.	(Principal Executive Officer)

/s/ Robert R. Falconi	President and Chief Operating Officer	November 10, 2004
(Principal Financial Accounting Officer)
Robert R. Falconi

[A signed original of this written statement required by Section 906 has been provided to Precision Auto Care, Inc. and will be retained by Precision Auto Care, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]